UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2009

PETROHUNTER ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-51152 (Commission File Number)	98-0431245 (IRS Employer Identification No.)

1600 Stout Street, Suite 2000, Denver, Colorado 80202
(Address of principal executive offices)            (Zip Code)

(303) 572-8900
Registrant’s telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 26, 2009, the registrant and its wholly-owned subsidiaries (collectively “PetroHunter”) entered into a binding Purchase and Sale Agreement with Falcon Oil & Gas Ltd. and its subsidiaries for the sale of an undivided 25% working interest in PetroHunter’s seven million-acre prospect in the Beetaloo Basin of the Northern Territory, Australia, as more fully described in the news release which is filed as an exhibit to this report.

Closing of transaction is subject to satisfaction of several conditions, and is scheduled to take place on or before June 10, 2009.

Item 9.01                                Financial Statements and Exhibits

Regulation S-K Number	Document

10.1
Purchase and Sale Agreement between PetroHunter Energy Corporation, PetroHunter Operating Company and Sweetpea Petroleum Pty Ltd. and Falcon Oil & Gas Ltd., Falcon Oil & Gas USA, Inc. and Falcon Oil & Gas Australia Pty Ltd. Dated May 26, 2009

99.1	News Release dated May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHUNTER ENERGY CORPORATION
May 26, 2009	By: /s/ Kyle L. WhiteJohnson Kyle L. WhiteJohnson Executive Vice President

EXHIBIT INDEX

Regulation S-K Number	Document

10.1
Purchase and Sale Agreement between PetroHunter Energy Corporation, PetroHunter Operating Company and Sweetpea Petroleum Pty Ltd. and Falcon Oil & Gas Ltd., Falcon Oil & Gas USA, Inc. and Falcon Oil & Gas Australia Pty Ltd. Dated May 26, 2009

99.1	News Release dated May 27, 2009